Exhibit 10.1

                            ASSET PURCHASE AGREEMENT

         THIS AGREEMENT effective as of the 14th day of November 2003, by and between Roehampton Aid Corp., a Florida corporation (the "RAC") and Total First Aid, Inc., a Florida corporation ("Seller").

                              W I T N E S S E T H:

         WHEREAS, Seller desires to sell and RAC desires to purchase certain assets of the of Seller used in the conduct of its business, subject to assumption by RAC of the liabilities of Seller associated with such assets and the conduct of operations of Seller relating to the business as hereinafter described.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1.  SALE AND PURCHASE OF ASSETS.

         1.1 Transfer of Assets. Upon the terms and subject to the conditions of this Agreement, RAC, at the Closing (as hereinafter defined), RAC will acquire from Seller the following assets (collectively, the "Assets"): all of the assets comprising Seller's Roehampton Supply product line, and all of the assets comprising Seller's Total First Aid product line all as set forth on Schedule
1.1 attached hereto (collectively the Seller's Roehampton Supply product line and the Total First Aid product line are referred to as the "Business").

         1.2 Components. Without limiting the generality of the foregoing, the Assets will include the following components of the Business:

                  (a)      all customer lists;

                  (b)      all accounts receivable;

                  (c)      all inventory;

                  (d)      all trade names and trademarks;

                  (e) all customer records and all other documents, records and files, regardless of the form or medium in which maintained, which pertain to the Assets and the Business;

                  (f)      all permits;

                  (g)      all goodwill;

                  (h)      all contracts;

                  (i) all purchase orders, including purchase orders transmitted but not received; and

                  (j) all rights, interests and contracts relating to employees of the Business.

         1.3 Excluded Assets. No assets will be transferred to RAC except as provided in Section 1.0 above. Specifically, but without limitation, RAC will acquire or have assigned to third party(ies) all rights, title and interest in and to the real property lease covering the premises at 5607 Hiatus Road, Suite 500, Tamarac, Florida, including all physical assets therein that are not part of the Business and not owned by Van Dyne Crotty.

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SECTION 2.  ASSUMPTION OF LIABILITIES.

         From and after the Closing, RAC shall assume and accept responsibility for the full, complete and prompt payment of all liabilities of Seller relating to the Business post closing of this transaction as set forth in Schedule 1, including, without limitation, all obligations for employees of the Business commencing with the date hereof and subject to allocation by the parties for accrued liabilities relating to such employees, as well as all obligations associated with purchase orders transmitted prior to, or subsequent to, the date hereof. RAC will also assume and accept responsibility for the full balance of the lease dated July 25, 2002, with Westpoint Center Ltd. covering the premises located at 5607 Hiatus Road, Suite 500, Tamarac, Florida ("Lease"), and the employees of the Business. RAC agrees to indemnify and hold Seller harmless from all liabilities and obligations transferred by Seller and assumed by RAC pursuant to this Agreement.

SECTION 3.  PURCHASE PRICE.

         3.1 The Purchase Price. The purchase price to be paid by RAC for all of the Assets and assumption of the Lease will be $100.00 and other good and valuable consideration, and Seller will have a 30% of pre-tax profits interest ("Profit Interest") of the Business for 24 months from the date of Closing of this transaction, providing Seller lends to the Buyer $60,000 on a three year 6% Note ("Note") (interest payable annually). The profits interest will commence when the loan is received by RAC (the "Purchase Price") will be payable at Closing. The Profit Interest will become effective providing the Note is funded before January 1, 2004.

         3.2 Allocation of Purchase Price. The parties have agreed to allocate the total Purchase Price as set forth in Schedule 3.2. The parties agree that any tax returns or other tax information that they may be filed in the government agency shall be prepared and filed consist with such allocation. RAC and Seller will upon written request to the other, provide the requesting party with those portions of the appropriate internal revenue service forms which may be required by the requesting party in connection with an examination of the requesting parties tax returns.

         3.3 Prorations. Within thirty (30) days after the Closing, the RAC and Seller shall determine any final Closing prorations and any other settlements necessary to properly compensate each party for payments made on each others behalf.

SECTION 4.  REPRESENTATIONS  AND WARRANTIES OF SELLER.

         Seller makes the representations and warranties to RAC set forth below.

         4.1 Due Incorporation. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.


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         4.2 Corporate Power of Seller. Seller has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.

         4.3 Due Authority. Seller has all power and authority necessary to enable it to carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by it have been authorized by all necessary corporate action on the part of Seller. This Agreement is a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms. Neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated by this Agreement will violate, result in a breach of, or constitute a default under any agreement or instrument to which Seller is a party or by which Seller is bound, or any order, rule or regulation of any court or governmental agency having jurisdiction over Seller.

         4.4 No Consents. No governmental filings, authorizations, approvals or consents are required to permit Seller to fulfill all of its obligations under this Agreement.

         4.5 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not
(i) violate any provision of the Articles of Incorporation or By-Laws of Seller;
(ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under any contract or other agreement to which Seller is a party;
(iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon Seller, or upon the properties or business of Seller; or (iv) violate any statute, law or regulation of any jurisdiction applicable to Seller.

         4.6 Compliance with Laws. Seller has complied in all material respects with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to the Assets.

         4.7 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving the Seller in respect of, or in connection with, the Assets; (ii) there is no action, suit, claim or legal, administrative or arbitration proceeding or, to the best knowledge of Seller after due inquiry, any investigation (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending, which would effect the Assets.

         4.8 No Liens. Seller owns the Assets free and clear of all liens, charges, encumbrances and security interests, and at the Closing, RAC will acquire good and marketable title to the Assets.

         4.9 Brokers' Fees. Seller nor its affiliates have no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the RAC could become liable or obligated.

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SECTION 5.  REPRESENTATIONS AND WARRANTIES OF RAC.

         RAC represents and warrants to Seller as follows:

         5.1 Due Incorporation. RAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

         5.2 Corporate Power of RAC. RAC has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.

         5.3 Due Authority. RAC has all power and authority necessary to enable it to carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by it have been authorized by all necessary corporate action on the part of RAC, including shareholder approval, if required. This Agreement is a valid and binding agreement of RAC, enforceable against RAC in accordance with its terms. Neither the execution and delivery of this Agreement by RAC nor the consummation of the transactions contemplated by this Agreement will violate, result in a breach of, or constitute a default under, any agreement or instrument to which RAC is a party or by which RAC is bound, or any order, rule or regulation of any court or governmental agency having jurisdiction over RAC.

         5.4 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not
(i) violate any provision of the Articles of Incorporation or By-Laws of RAC;
(ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under any contract or other agreement to which RAC is a party; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon RAC, or upon the properties or business of RAC; or (iv) violate any statute, law or regulation of any jurisdiction applicable to RAC.

         5.5 Cash Flow Requirements. RAC acknowledges that it has been informed by Seller that the anticipated cash flow requirements in the ordinary course of the Business in which it is currently conducted should range from $35,000 to $50,000 for up to the next 60 days.

         5.6 Brokers' Fees. RAC nor its affiliates have no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

SECTION 6.  CLOSING ITEMS.

         6.1 RAC's Deliveries. At Closing, RAC shall deliver to Seller the following monies and documents:

                  (a) the Purchase Price, in accordance with Section 3.1 above;

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                  (b)      a "good standing certificate" for RAC obtained from
                           the Florida Department of State dated as a date reasonably proximate to the Closing Date;

                  (c) a certified copy of a resolution of RAC's Board of Directors authorizing the execution and delivery of this Agreement and the purchase of the Assets; and

                  (d) such other documents and instruments as Seller and its counsel may reasonably request in connection with the consummation of the transaction contemplated by this Agreement.

         6.2 Seller's Deliveries. At Closing, Seller shall deliver to RAC the following monies and documents:

                  (a) a "good standing certificate" for Seller obtained from the Florida Department of State dated as a date reasonably proximate to the Closing Date;

                  (b) a certified copy of a resolution of Seller's Board of Directors authorizing the execution and delivery of this Agreement and the purchase of the Assets and assumption of the liabilities; and

                  (c) such other documents and instruments as RAC and its counsel may reasonably request in connection with the consummation of the transaction contemplated by this Agreement.

SECTION 7.  INDEMNIFICATION.

         7.1 Indemnification by Seller. Seller shall indemnify, defend, and hold RAC and its representatives, successor, and assigns, harmless from and against any and all damage, loss, judgments, or liability and all expenses (including reasonable attorneys' fees) incurred by any of the above-named persons, resulting from or in connection with:

                  (a) the Assets or the operation of the Business prior to the Closing Date, and/or

                  (b) any material breach by Seller of any representation, warranty or covenant made by Seller in, or any obligation of Seller under, this Agreement.

                  The maximum amount which may be recovered from Seller pursuant to this Section 7.1 shall not, in the aggregate, exceed the Purchase Price. No claim for indemnification may be made under this Agreement by RAC unless Seller is given written notice of such claim within two years after the date of this Agreement.

         7.2 Indemnification by RAC. RAC shall indemnify, defend, and hold Seller and its representatives, successor, and assigns, harmless from and against any and all damage, loss, judgments, or liability and all expenses (including reasonable attorneys' fees) incurred by any of the above-named persons, resulting from or in connection with:


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                  (a)      the Assets or the operation of the Business on and
                           after to the Closing Date;

                  (b)      any liabilities assumed by RAC under this Agreement;
                           and/or

                  (c) any material breach by RAC of any representation, warranty or covenant made by RAC in, or any obligation of RAC, this Agreement.

SECTION 8.  FURTHER ASSURANCES.

         Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. In addition and following the Closing, RAC and Seller shall grant to the other reasonable access to the books and records of the Business so as to permit, if necessary, the filing of tax returns, audits of tax returns or other bona fide purposes.

SECTION 9.  MISCELLANEOUS.

         9.1 Notices. Any notice or other communication required or which may given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or if mailed, three (3) days after the date of mailing, as follows:

                  If to RAC:              Roehampton Aid Corp.
                                          5800 Hamilton Way
                                          Boca Raton, FL 33496
                                          Attention: James G. Dodrill, President
                                          Telephone:        (561) 862-0529
                                          Fax:              (561) 862-0927

                  If to Seller, to:       Total First Aid, Inc.
                                          5607 Hiatus Road, Suite 500
                                          Tamarac, FL 33301
                                          Attention: Michel Marengere, Chairman
                                          Telephone:        (954) 724-2929
                                          Fax:              (954) 724-1117

                  Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notice hereunder.

         9.2 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and any collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the subject matter hereof and related transactions, and supersede all prior agreements, written or oral, with respect thereto.


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         9.3 Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.

         9.4 Remedies Not Exclusive. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which the claim of any inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

         9.5 Governing Law; Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to the conflicts of law provisions thereof. The parties further:
(a) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in any Federal or State court of competent jurisdiction within the County of Palm Beach, State of Florida, (b) waive any objection that they may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consent to the in personam jurisdiction of any Federal or State court of competent jurisdiction within the County of Palm Beach, State of Florida in any such suit, action or proceeding. The parties each further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in a Federal or State court of competent jurisdiction within the County of Palm Beach, State of Florida, and that service of process upon the parties mailed by certified mail to their respective addresses set forth herein shall be deemed in every respect effective service of process upon the parties, in any action or proceeding.

         9.6 Exhibits and Schedules. The Exhibits and Schedules to this Agreement are a part of this Agreement as if set forth in full herein.

         9.7 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         9.8 Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.


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         9.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall constitute but one and the same document.

         9.10 No Assignment. This Agreement may not be assigned by either party without the written consent of the non-assigning party, which consent shall not be unreasonably withheld.

         9.11 Independent Legal Counsel. The parties have either (i) been represented by independent legal counsel in connection with the negotiation and execution of this Agreement, or (ii) each has had the opportunity to obtain independent legal counsel, has been advised that it is in their best interests to do so, and by execution of this Agreement has waived such right.

         9.12 Further Assurances. The parties shall execute such documents and other papers and take such further action as may be reasonably required or desirable to carryout the provisions hereof and the transactions contemplated hereby. In addition and following the Closing, RAC and Seller shall grant to the other reasonable access to the books and records of the Business so as to permit, if necessary, the filing of tax returns, audits of tax returns or other bona fide purposes.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                           ROEHAMPTON AID CORP.



                                           By:   /s/ James G. Dodrill
                                                 --------------------
                                           Name:     James G. Dodrill
                                                 --------------------
                                           Its:       President
                                                 --------------------

                                           TOTAL FIRST AID, INC.



                                           By:   /s/ Michel L. Marengere
                                                 -----------------------
                                           Name:     Michel L. Marengere
                                                 -----------------------
                                           Its:       Chairman and CEO
                                                 -----------------------


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